Exhibit 5.1

[Letterhead of Andrews Kurth LLP]

July 28, 2004

Board of Directors

MetroPCS Communications, Inc.

8144 Walnut Hill Lane, Suite 800

Dallas, Texas 75231

Ladies and Gentlemen:

We have acted as special counsel to MetroPCS Communications, Inc., a Delaware corporation (the “Company”), in connection with (i) the registration statement on Form S-1 (File No. 333-113865) filed by the Company with the Securities and Exchange Commission (the “SEC”) and (ii) all amendments thereto (such registration statement, as so amended, being referred to herein as the “Registration Statement”). The Registration Statement pertains to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the issuance and sale by the Company of 12,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in a firm commitment underwritten public offering, (ii) the sale by certain selling stockholders (the “Selling Stockholders”) of 12,000,000 shares of Common Stock in such firm commitment underwritten public offering and (iii) the potential sale by the Selling Stockholders of up to an aggregate of 3,600,000 shares of Common Stock pursuant to an over-allotment option granted to the underwriters in such offering. Shares of Common Stock to be issued and sold by the Company in such offering are referred to herein as the “Primary Shares” and shares of Common Stock to be sold by the Selling Stockholders in such offering are referred to herein as the “Secondary Shares.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement; (ii) the form of Underwriting Agreement filed as an exhibit to the Registration Statement (the “Underwriting Agreement”) proposed to be entered into by and among (a) the Company, as issuer, and (b) Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, J.P. Morgan Securities Inc., Thomas Weisel Partners LLC, as representatives of the several underwriters named therein (the “Underwriters”), and (c) the Selling Stockholders; (iii) a specimen certificate evidencing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company; (v) the Amended and Restated By-laws of the Company; (vi) certain resolutions adopted by the Board of Directors of the Company; (vii) certain resolutions of the board of directors of MetroPCS, Inc., a Delaware corporation and a subsidiary of the Company (“MetroPCS”), (viii) the Agreement of Merger dated April 6, 2004 (the “Merger Agreement”) among MPCS Holdco Merger Sub, Inc., a Delaware corporation (“Merger Sub”), MetroPCS and the Company, pursuant to which Merger Sub was merged with and into MetroPCS and all the issued and outstanding stock of MetroPCS was converted into stock of the Company and (ix) the Certificate of Merger filed with the Secretary of State of the State of Delaware on July 13, 2004 effecting on such date the merger (the “Merger”) contemplated by the Merger Agreement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, MetroPCS and Merger Sub, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth in paragraph 2 below, we have assumed, with respect to the shares of MetroPCS (the “Converted Shares”) that were converted into Secondary Shares of MetroPCS communications upon consummation of the merger on July 13, 2003, that MetroPCS had issued all the Converted Shares at various times prior to consummation of the Merger only after receiving the entire amount of the consideration contemplated in the resolutions of its Board of Directors authorizing the issuance of those converted Shares.

Board of Directors

MetroPCS Communications, Inc.

July 28, 2004

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

We do not express any opinion as to any laws other than the Delaware General Corporation Law, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

1. When (i) the Underwriting Agreement has been duly executed and delivered and (ii) certificates representing the Primary Shares have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock, as contemplated by the Underwriting Agreement, the Primary Shares will have been duly authorized and validly issued, fully paid and nonassessable.

2. The Secondary Shares have been duly authorized, and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion may be incorporated by reference in a registration statement by the Company relating to the registration of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act, in which case the opinion expressed herein will apply to the additional shares registered thereunder. This opinion speaks as of its date, and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.

Very truly yours,

/s/ Andrews Kurth LLP

Andrews Kurth LLP